PARTICIPATION AGREEMENT
Among
Security Benefit Life Insurance Company,
and
Allianz Dresdner Asset Management of America, L.P
THIS AGREEMENT, dated as of the 25th day of April, 2002, by and among Security Benefit Life Insurance Company, (the “Company”), a stock life insurance company organized under the laws of the State of Kansas, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto, as may be amended from time to time (each an “Account”) and Allianz Dresdner Asset Management of America L.P. (“ADAMA”), a Delaware limited partnership.
WHEREAS, ADAMA performs and procures the performance of various services for PIMCO Funds:  Multi-Manager Series (“MMS”), a Massachusetts business trust, and PIMCO Funds:  Pacific Investment Management Series (“PIMS”), a Massachusetts business trust (MMS and PIMS are each sometimes referred to as a “Trust” and, collectively, as the “Trusts”); and
WHEREAS, MMS is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and offers Class A shares of beneficial interest (“MMS shares”) in separate series of funds (“MMS Funds”), each with its own investment objective or objectives and investment policies; and
WHEREAS, PIMS is registered as an open-end management investment company under the 1940 Act, and offers Class A shares of beneficial interest (“PIMS shares”) in separate series of funds (“PIMS Funds”), each with its own investment objective or objectives and investment policies. (The MMS shares and PIMS shares are sometimes hereinafter collectively referred to as the “shares” and MMS Funds and PIMS Funds are sometimes hereinafter collectively referred to as the “Portfolios” or individually, as a “Portfolio”); and
WHEREAS, shares of the Portfolios are registered under the Securities Act of 1933, as amended (the “1933 Act”); and
WHEREAS, ADAMA, which serves as investment adviser to the Trusts, is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and
WHEREAS, the Company has issued or will issue certain variable annuity contracts supported wholly or partially by the Account (the “Contracts”), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement; and
WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and
WHEREAS, the Company intends to purchase shares in the Portfolios listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the “Designated Portfolios”), on behalf of the Account to fund the aforesaid Contracts;

NOW, THEREFORE, in consideration of their mutual promises, the Company and ADAMA agree as follows:
ARTICLE I.  Sale of Fund Shares
1.1. Subject to Article IX hereof, the ADAMA agrees to make available, or cause to be made available, to the Company for purchase on behalf of the Account, shares of the Designated Portfolios, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Portfolios (other than those listed on Schedule A) in existence now or that may be established in the future will be made available to the Company only as ADAMA may so provide, and (ii) the Board of Trustees of each Trust (each a “Board”) may suspend or terminate the offering of shares of any Designated Portfolio or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the applicable Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of such Designated Portfolio.
1.2. ADAMA shall cause the applicable Trust to redeem, at the Company’s request, any full or fractional Designated Portfolio shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, either Trust may delay redemption of its shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.
1.3. Purchase and Redemption Procedures
(a) ADAMA hereby appoints, or shall cause the Company to be appointed as an agent of each Trust for the limited purpose of receiving and accepting purchase and redemption requests on behalf of the Account (but not with respect to any Portfolio shares that may be held in the general account of the Company) for shares of those Designated Portfolios made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt and acceptance of any such request (or relevant transactional information therefor) on any day the New York Stock Exchange is open for trading and on which a Designated Portfolio calculates its net asset value (a “Business Day”) pursuant to the rules of the Securities and Exchange Commission (“SEC”), by the Company as such limited agent of each Trust prior to the time that such Trust ordinarily calculates its net asset value as described from time to time in such Trust’s prospectus shall constitute receipt and acceptance by the Designated Portfolio on that same Business Day, provided that such Trust receives notice of such request by 9:00 a.m. Eastern Time on the next following Business Day.
(b) The Company shall pay for shares of each Designated Portfolio on the same Business Day that it notifies ADAMA of a purchase request for such shares. Payment for Designated Portfolio shares shall be made in federal funds transmitted to the applicable Trust or other designated person by wire to be received by 3:00 p.m. Eastern Time on the Business Day the applicable Trust is notified of the purchase request for Designated Portfolio shares (unless the ADAMA determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Designated Portfolios effected pursuant to redemption requests tendered by the Company on behalf of the Account, or unless ADAMA otherwise determines and so advises the Company to delay the date of payment, to the extent the Trust may do so under the 1940 Act). If federal funds are not received on time, such funds will be invested, and Designated Portfolio shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the ADAMA’s request, reimburse the Trust for any charges, costs, fees, interest or other expenses incurred by the Trust in connection with any advances to, or borrowing or overdrafts by, the Trust, or any similar expenses incurred by the Trust, as a result of portfolio transactions effected by the Trust based upon such purchase request. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of ADAMA.
(c) ADAMA shall cause the applicable Trust to pay for Designated Portfolio shares redeemed by the Account or the Company in federal funds transmitted by wire to the Company or any other designated person by 3 p.m. Eastern Time on the same Business Day such Trust is properly notified of the redemption order of such shares (unless redemption proceeds are to be applied to the purchase of shares of other Designated Portfolios in accordance with Section 1.3(b) of this Agreement), except that each Trust reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the applicable Trust as described in the then-current prospectus. Neither Trust shall bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds to the Contract by the Company:  the Company alone shall be responsible for such action.
(d) Any purchase or redemption request for Designated Portfolio shares held or to be held in the Company’s general account shall be effected at the net asset value per share next determined after the applicable Trust’s receipt and acceptance of such request, provided that, in the case of a purchase request, payment for shares so requested is received by the applicable Trust in federal funds prior to close of business for determination of such value, as defined from time to time in the applicable Trust’s prospectus.
1.4. ADAMA shall use commercially reasonable efforts to make the net asset value per share for each Designated Portfolio available to the Company by 7:00 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Designated Portfolio is calculated, and shall calculate such net asset value in accordance with the applicable Trust’s prospectus. If the Trust provides the Company with materially incorrect share net asset value information, the Company on behalf of the Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value in accordance with such Trust’s procedures as in effect from time to time. Any material error in the calculation of the net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery. In the event that any such material error is the result of the gross negligence of a Trust, or its designated agent for calculating the net asset value, any administrative or other costs or losses incurred for correcting underlying Contract owner accounts shall be at ADAMA’s expense.
1.5. ADAMA shall use commercially reasonable efforts to furnish notice (by wire or telephone followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on any Designated Portfolio shares by the record date, but in no event later than 7:00 p.m. Eastern Time on the ex-dividend date. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Designated Portfolio shares in the form of additional shares of that Designated Portfolio. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. ADAMA shall notify the Company promptly of the number of Designated Portfolio shares so issued as payment of such dividends and distributions.
1.6. Issuance and transfer of shares shall be by book entry only. Share certificates will not be issued to the Company or the Account. Purchase and redemption orders for shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

1.7. (a) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.
(b) The Company shall not, without prior notice to ADAMA (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.
(c) The Company shall not, without prior notice to ADAMA (unless otherwise required by applicable law), induce Contract owners to change or modify the Trusts or change either Trust’s investment adviser.
(d) The Company shall not, without prior notice to ADAMA, induce Contract owners to vote on any matter submitted for consideration by the shareholders of a Trust in a manner other than as recommended by the Board of such Trust.
1.8. The parties may agree, in lieu of the procedures set forth above in this Article 1, to place and settle trades for shares through a clearing corporation. In the event that such a clearing corporation is used, the parties agree to abide by the rules of the clearing corporation.
ARTICLE II.  Representations and Warranties
2.1. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account as a segregated asset account under Kansas insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act.
2.2. ADAMA represents and warrants that Designated Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act, shall be duly authorized for issuance and sold in compliance with applicable state and federal securities laws and that each Trust is and shall remain registered under the 1940 Act. Each Trust shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. Each Trust shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by such Trust.
2.3. ADAMA represents that each Trust is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that each Trust does and will comply in all material respects with the 1940 Act.
2.4. ADAMA represents and warrants that it is registered as an investment adviser with the SEC.

2.5. ADAMA represents and warrants that it, each Trust, all of their trustees/directors, officers, employees, and other individuals or entities dealing with the money and/or securities of either Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the applicable Trust in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
2.6. The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to hold for the benefit of the applicable Trust and to pay to the applicable Trust, any amounts lost from larceny, embezzlement or other events covered by the aforesaid bond to the extent such amounts properly belong to the applicable Trust pursuant to the terms of this Agreement. The Company agrees to make commercially reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the applicable Trust and ADAMA in the event such coverage no longer applies.
ARTICLE III.  Prospectuses and Proxy Statements; Voting
3.1. ADAMA shall provide the Company with as many printed copies of the current prospectus, current Statement of Additional Information (“SAI”), supplements, proxy statements, and annual or semi-annual reports of each Designated Portfolio (for distribution to Contract owners with value allocated to such Designated Portfolios) as the Company may reasonably request to deliver to existing Contract owners. If requested by the Company in lieu thereof, ADAMA shall provide such documents (including a “camera-ready” copy of such documents as set in type, a diskette in the form sent to the financial printer, or an electronic copy of the documents in a format suitable for posting on the Company’s website, all as the Company may reasonably request) and such other assistance as is reasonably necessary in order for the Company annually to have prospectuses, SAIs, supplements and annual or semi-annual reports for the Contracts and the Fund printed together in a single document or posted on the Company’s web-site or printed individually by the Company if it so chooses. The expenses associated with printing and providing such documentation shall be as set forth in Article V.
3.2. Each Trust’s prospectus shall state that the current SAI for the such Trust is available.
3.3. ADAMA shall provide the Company with information regarding each Fund’s expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract. The Company agrees that it will use such information in the form provided. The Company shall provide prior written notice of any proposed modification of such information, which notice will describe the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior consent of ADAMA.
3.4. ADAMA will pay or cause to be paid the expenses associated with text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies related to the Trusts, consistent with applicable provisions of the 1940 Act.

3.5. When either Trust submits proposals to shareholders, the Company shall, so long as, and to the extent the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, follow one of the two procedures outlined below:
(a) If the Company chooses to solicit Contract owners itself, it shall:
(i) solicit voting instructions from owners of or participants in the Contract;
(ii) vote the shares in accordance with instructions received from owners of or participants in the Contract; and
(iii) vote shares of the Trust for which no instructions have been received in the same proportion as shares of such Trust for which instructions have been received.
(b) If the Company chooses to work with the Trust’s proxy service provider, the Company shall provide a list of Contract owners with value allocated to a Designated Portfolio as of the record date to ADAMA or its agent in order to facilitate the Trust’s solicitation of voting instructions from Contract owners. The Company shall also provide such other information to the Trust as is reasonably necessary in order for the Trust to properly tabulate votes for Trust initiated proxies. The Company reserves the right to vote shares held in any segregated asset account in its own right, as well as any shares held in its general account, in each case, to the extent permitted by law.
ARTICLE IV.  Sales Material and Information
4.1.2020The Company shall furnish, or shall cause to be furnished, to ADAMA or its designee, each piece of sales literature or other promotional material that the Company develops and in which a Trust (or a Designated Portfolio thereof) or ADAMA is named. No such material shall be used until approved by ADAMA or its designee, and ADAMA will use commercially reasonable efforts for it or its designee to review such sales literature or promotional material within seven (7) Business Days after receipt of such material. ADAMA or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which a Trust (or a Designated Portfolio thereof) or ADAMA is named, and no such material shall be used if ADAMA or its designee so objects.
4.2. The Company shall not give any information or make any representations or statements on behalf of either Trust or concerning either Trust or ADAMA in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Trusts, or in sales literature or other promotional material approved by ADAMA or its designee, except with the permission of the ADAMA or its designee.
4.3. ADAMA or its designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or the Account, is named. No such material shall be used until approved by the Company, and the Company will use commercially reasonable efforts to review such sales literature or promotional material within seven (7) Business Days after receipt of such material. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.
4.4. ADAMA shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.
4.5. ADAMA will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials and all amendments to any of the above, that relate to the Designated Portfolios or their shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities.
4.6. The Company will provide to ADAMA at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to ADAMA any complaints received from the Contract owners pertaining to either Trust or a Designated Portfolio.
4.7. ADAMA will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated Portfolio, and of any material change in a Trust’s registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Account. ADAMA will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner. ADAMA will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.
ARTICLE V.  Fees and Expenses
5.1. ADAMA shall pay no fee or other compensation to the Company under this Agreement.
5.2. All expenses incident to performance by ADAMA under this Agreement shall be paid by ADAMA. ADAMA shall see to it that all shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by ADAMA, in accordance with applicable state laws prior to their sale. ADAMA shall pay, or cause the applicable Trust to pay the expenses for the cost of registration and qualification of the shares, preparation and filing of the Trusts’ prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the shares. ADAMA shall pay, or cause the applicable Trust to pay the expenses of distributing the Trust’s proxy materials and reports to existing Contract owners. The Fund shall also bear the expense of printing the Fund’s prospectus which is delivered to existing Contract owners with value allocated to one or more Designated Portfolios.
5.3. The Company shall bear the expense of distributing all prospectuses and reports to shareholders (whether for existing Contract owners or prospective Contract owners). The Company shall bear the expense of printing copies of the prospectus for the Contracts for use with prospective Contract owners. The Company shall bear the expenses incident to (including the costs of printing) sales literature and other promotional material that the Company develops and in which a Trust (or a Designated Portfolio thereof) is named.

ARTICLE VI.  Qualification
ADAMA represents and warrants that each Portfolio of each Trust is or will be qualified as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code,”) and that it will maintain such qualification (under Subchapter M or any successor or similar provisions) and that ADAMA will notify the Company immediately upon having a reasonable basis for believing that any Portfolio has ceased to so qualify or that it might not so qualify in the future.
ARTICLE VII.  Indemnification
7.1. Indemnification by the Company
7.1(a). The Company agrees to indemnify and hold harmless each Trust, ADAMA and each of their trustees/directors and officers, and each person, if any, who controls either Trust or ADAMA within the meaning of Section 15 of the 1933 Act or who is under common control with either Trust or ADAMA (collectively, the “Indemnified Parties” for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:
(i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of either Trust or ADAMA for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts, or
(ii) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Trusts not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company’s authorization or control, with respect to the sale or distribution of the Contracts, or
(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of either Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to either Trust by or on behalf of the Company; or

(iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or
(v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;
as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.
7.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement.
7.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
7.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the shares or the Contracts or the operation of either Trust.
7.2. Indemnification by the ADAMA
7.2(a). ADAMA agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:
(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of either Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to ADAMA or either Trust by or on behalf of the Company for use in the registration statement, prospectus or SAI for either Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or shares; or
(ii) arise out of or as a result of statements or representations by or on behalf of either Trust or ADAMA (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by either Trust or ADAMA) or wrongful conduct of ADAMA or either Trust with respect to the sale or distribution of the Contracts or shares; or
(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of ADAMA or either Trust; or
(iv) arise as a result of any failure by either Trust or ADAMA to provide the services and furnish the materials under the terms of this Agreement (including a failure of any Portfolio of either Trust, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or
(v) arise out of or result from any material breach of any representation and/or warranty made by or on behalf of ADAMA or either Trust in this Agreement or arise out of or result from any other material breach of this Agreement by or on behalf of ADAMA or either Trust;
as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.
7.2(b). ADAMA shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.
7.2(c). ADAMA shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified ADAMA in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify ADAMA of any such claim shall not relieve ADAMA from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, ADAMA will be entitled to participate, at its own expense, in the defense thereof. ADAMA also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from ADAMA to such party of ADAMA’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and ADAMA will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
7.2(d). The Company agrees promptly to notify ADAMA of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.
ARTICLE VIII.  Applicable Law
8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.
8.2. This Agreement shall be subject to the provisions of the 1933 and 1940 Acts as well as the Exchange Act of 1934, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.
ARTICLE IX.  Termination
9.1. This Agreement shall continue in full force and effect until the first to occur of:
(a) termination by any party, for any reason with respect to some or all Designated Portfolios, by four (4) months advance written notice delivered to the other parties; or
(b) termination by the Company by written notice to ADAMA based upon the Company’s determination that shares of a Trust are not reasonably available to meet the requirements of the Contracts; or
(c) termination by the Company by written notice to ADAMA in the event any of the Designated Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or
(d) termination by ADAMA in the event that formal administrative proceedings are instituted against the Company by the National Association of Securities Dealers, Inc. (the “NASD”), the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Designated Portfolios’ shares; provided, however, that ADAMA determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or
(e) termination by the Company in the event that formal administrative proceedings are instituted against either Trust or ADAMA by the SEC or any state securities department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of ADAMA to perform its obligations under this Agreement; or

(f) termination by the Company by written notice to ADAMA in the event that any Designated Portfolio ceases to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, or if the Company reasonably believes that any such Portfolio may fail to so qualify or comply; or
(g) termination by ADAMA by written notice to the Company, if ADAMA shall determine, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or
(h) termination by the Company by written notice to ADAMA, if the Company shall determine, in its sole judgment exercised in good faith, that either Trust or ADAMA has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or
(i) termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Portfolio of either Trust in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to ADAMA of the date of substitution.
9.2. Notwithstanding any termination of this Agreement, ADAMA shall, at the option of the Company, for a period not to exceed 2 years after such termination, continue to make available additional shares of the Trusts pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”), unless the Company seeks an order pursuant to Section 26(b) of the 1940 Act to permit the substitution of other securities for the shares of the Designated Portfolios. Specifically, the owners of the Existing Contracts may be permitted, during such two-year period, to reallocate investments in the applicable Trust, redeem investments in the applicable Trust and/or invest in the applicable Trust upon the making of additional purchase payments under the Existing Contracts (subject to any such election by the Company).
9.3. Notwithstanding any termination of this Agreement, each party’s obligation under Article VII to indemnify the other parties shall survive.
ARTICLE X.  Notices
Any notice shall be sufficiently given when sent by registered or certified mail or by recognized overnight courier to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Company:	Security Benefit Life Insurance Company Attention General Counsel One Security Benefit Place Topeka, Kansas 66636 – 0001

If to ADAMA:	Allianz Dresdner Asset Management of America L.P. 2187 Atlantic St. – 7th Floor Stamford, Connecticut 06902 Attention Chief Administrative Officer

ARTICLE XI.  Miscellaneous
11.1. All persons dealing with the either Trust must look solely to the property of the respective Designated Portfolios listed on Schedule A hereto as though each such Designated Portfolio had separately contracted with the Company and ADAMA for the enforcement of any claims against such Trust. The parties agree that neither the Board, officers, agents or shareholders of either Trust assume any personal liability or responsibility for obligations entered into by or on behalf of any Trust.
11.2. Subject to the requirements of legal process and regulatory authority, ADAMA shall treat as confidential the names and addresses of the owners of the Contracts.  Each party shall treat as confidential all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such information (i) without the express written consent of the affected party until such time as such information has come into the public domain or (ii) as required by law, court order or regulation or as requested by any regulatory agency or governmental body or agency having jurisdiction over the disclosing party.
11.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
11.4. This Agreement may be executed simultaneously in counterparts, each of which taken together shall constitute one and the same instrument.
11.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
11.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
11.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
11.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto except that ADAMA , may assign this Agreement at any time without consent to its affiliate PIMCO Funds Advisors, LLC (“PIMCO”) provided, (i) PIMCO and ADAMA are under common control at the time of such assignment and (ii) by the terms of such assignment, ADAMA agrees to remain liable to the Company for ADAMA’s financial obligations under this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.
Security Benefit Life Insurance Company		By its authorized officer
By:
	Title:	Senior Vice President & CMO
	Date:	April 25, 2002

Allianz Dresdner Asset Management of America L.P.		By its authorized officer
By:
	Title:	Managing Director
	Date:	April 29, 2002

April 25, 2002

Schedule A
Account(s)	Contract(s)	Designated Portfolio(s)
SBL Variable Annuity Account XIV	V6029	PIMCO Funds: Pacific Investment Management Series- High Yield Fund, Class A shares

A-1

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT is made as of July 1, 2003, by and among SECURITY BENEFIT LIFE INSURANCE COMPANY (the “Company”), and PIMCO ADVISORS FUND MANAGEMENT LLC (“PAFM”).

WITNESSETH

WHEREAS, Company and PAFM have entered into a Participation Agreement dated April 25, 2002 (the “Agreement”); and

WHEREAS, the parties wish to amend the Agreement to add new Portfolios to the Agreement;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows;

1. Schedule A.  Effective July 1, 2003, Schedule A is hereby deleted in its entirety and replaced by the Schedule A attached hereto.

2. Conflicts and Entire Agreement.  In the event of a conflict between the terms of this Amendment No. 1 and the Agreement, it is the intention of the parties that the terms of this Amendment No. 1 shall control and the Agreement shall be interpreted on that basis.

3. Amendments.  Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.
Security Benefit Life Insurance Company
	By:	KALNAN BAKK JR
	Title:	Senior Vice President & CMO

PIMCO Advisors Fund Management LLC
	By:	NEWTON B SCHOTT JR
	Title:	Managing Director

July 1, 2003

Schedule A
Account(s)	Contract(s)	Designated Portfolio(s)
SBL Variable Annuity Account XIV	V6029	PIMCO Funds: Pacific Investment Management Series- High Yield Fund, Class A shares
PIMCO Funds: Pacific Investment Management Series- Real Return Fund, Class R shares
PIMCO Funds: Pacific Investment Management Series- Total Return Fund, Class R shares

AMENDMENT NO. 2 TO
PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 2 TO THE PARTICIPATION AGREEMENT is made as of August 4, 2006, by and between Security Benefit Life Insurance Company (the “Company”) and Allianz Global Investors Fund Management LLC (formerly PIMCO Advisors Fund Management LLC) (“AGIF”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

WHEREAS, the Company and AGIF are parties to that certain Participation Agreement dated April 25, 2002, as amended July 1, 2003 (the “Agreement”); and

WHEREAS, the parties wish to make Class A shares and Class R shares of each Portfolio of each Trust available under the Agreement as set forth in Schedule A, as such Schedule A shall be amended from time to time; and

WHEREAS, the parties wish to amend the Agreement to add additional Accounts and Contracts to Schedule A.

NOW, THEREFORE, in consideration of their mutual promises, the Company and AGIF agree as follows:

1. SCHEDULE A. The previous Schedule A to the Agreement is hereby deleted in its entirety and replaced with the accompanying Schedule A reflecting the addition of Accounts, Contracts and Portfolios of each Trust that are currently offered, as such Schedule A shall be amended from time to time.

2. NEW PORTFOLIOS. One or more new series portfolios of each Trust and Class A and Class R shares thereof may be established (each a “New Portfolio”), not then represented on Schedule A hereto. Each such New Portfolio shall become subject to the provisions of the Agreement to the same extent as the existing Funds as reflected on Schedule A, except to the extent that such provisions may be modified with respect to each additional New Portfolio in writing by the parties at the time of the addition of the New Portfolio, and each such New Portfolio shall be added to Schedule A.

3 CONFLICTS AND ENTIRE AGREEMENT. In the event of a conflict between the terms of this Amendment No. 2 and the Agreement or Amendment No. 1, it is the intention of the parties that the terms of this Amendment No. 2 shall control and the Agreement shall be interpreted on that basis.

4 AMENDMENTS. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unchanged and shall continue to be in full force and effect.

1

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date first above written.

SECURITY BENEFIT LIFE INSURANCE COMPANY

By:	GREGORY J. GARVIN
Name:	Gregory J. Garvin
Title:	VP

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:	ANDREW J. MEYERS
Name:	Andrew J. Meyers
Title:	Managing Director and COO

2

August 4 , 2006

SCHEDULE A

Account(s)	Contract(s)	Designated Portfolio(s)
SBL Variable Annuity Account XIV	V6029
SBL Variable Annuity Account XVI	GV9497

3

Schedule A
List of Funds

Class A Shares
ALLIANZ FUNDS	Cusip Number	Quotron Symbol
AMM Asset Allocation Fund Class A	018920306	PALAX
CCM Capital Appreciation Fund Class A	018918128	PCFAX
CCM Focused Growth Fund Class A	018920660	AFWAX
CCM Mid-Cao Fund Class A	018918524	PFMAX
NFJ Dividend Value Fund Class A	018918243	PNEAX
NFJ International Value Fund Class A	018920702	AFJAX
NFJ Large Cap Value Fund Class A	018918458	PNBAX
NFJ Small-Cap Value Fund Class A (Closed)	018918714	PCVAX
OCC Core Equity Fund Class A	018920868	AOCAX
OCC Renaissance Fund Class A	018918649	PQNAX
OCC Value Fund Class A	018918847	PDLAX
PEA Growth Fund Class A	018918318	PGWAX
PEA Equity Premium Strategy Fund Class A	018918383	PGRAX
PEA Opportunity Fund Class A	018918599	POPAX
PEA Target Fund Class A	018918789	PTAAX
NACM Flex-Cap Value Fund Class A	018919126	PNFAX
NACM Global Fund Class A	018919183	NGBAX
NACM Growth Fund Class A	018919258	NGWAX
NACM International Fund Class A	018919308	PNIAX
NACM Pacific Rim Fund Class A	018919340	PPRAX
RCM Biotechnology Fund Class A	018919381	RABTX
RCM Global Resources Fund Class A	018920710	ARMAX
RCM Global Small-Cao Fund A	018919522	RGSAX
RCM Healthcare Fund Class A	018919423	RAGHX
RCM International Growth Equity Fund Class A	018919647	RAIGX
RCM Large-Cap Growth Fund Class A	018919779	RALGX
RCM Mid-Cap Fund Class A	018919704	RMDAX
RCM Strategic Growth Fund Class A	018920769	ARCAX
RCM Technology Fund Class A	018919472	RAGTX
PIMCO FUNDS
PIMCO All Asset Fund Class A	72200Q711	PASAX
PIMCO All Asset Al! Authority Fund Class A	722000232	PAUAA
PIMCO California Intermediate Muni Bond Fund Class A	693389785	PCMBX
PIMCO Commodity Real Return Strategy Fund Class A	722005584	PCRAX
PIMCO Developing Local Markets Class A	72201F102	PLMAX
PIMCO Diversified Income Fund Class A	72200Q661	PDVAX
PIMCO Emerging Markets Bond Fund Class A	693391575	PAEMX
PIMCO Floating Income Fund Class A	722005162	PF!AX
PIMCO Foreign Bond Fund Class A (U.S. Dollar Hedged)	693391245	PFOAX
PIMCO Foreign Bond Fund Class A (Unhedged)	722005196	PFUAX
PIMCO Fundamental lndexPlus TR Class A	72201F888	PIXAX
PIMCO Global Bond Fund Class A (U.S. Dollar Hedged)	693390346	PAIIX
PIMCO GNMA Fund Class A	693391476	PAGNX
PIMCO High Yield Fund Class A	693390379	PHDAX
PIMCO High Yield Municipal Bond Fund Class A	72201F730	N/A
PIMCO International StocksPlus TR Strategy Fund Class A	72200Q430	PIPAX
PIMCO Investment Grade Corporate Bond Fund Class A	722008307	PBDAX
PIMCO Long-Term U.S. Government Fund Class A	693391187	PFGAX
PIMCO Low Duration Fund Class A	693390411	PTLAX
PIMCO Money Market Fund Class A	693391153	PYAXX
PIMCO Municipal Bond Fund Class A	693391617	PMLAX
PIMCO New York Municipal Bond Fund Class A	693389736	PNYAX
PIMCO Real Estate Real Return Strategy Fund Class A	72200Q299	PETAX
PIMCO Real Return Fund Class A	693391120	PRTNX
PIMCO Short Duration Municipal Income Fund Class A	693389843	PSDAX
PIMCO Short-Term Fund Class A	693391211	PSHAX
PIMCO Small-Cap StocksPlus TR Fund Class A	72201F698	N/A
PIMCO StocksPlus Fund Class A	693391393	PSPAX
PIMCO StocksPlus Total Return Fund Class A	722000620	PTOAX
PIMCO StocksPlus TR Short Strate1:w Fund Class A	72201F763	N/A
PIMCO Total Return Fund Class A	693390445	PTTAX
PIMCO Total Return Mortgage Fund Class A	693391526	PMRAX

Class R Shares
ALLIANZ FUNDS	Cusip Number	Quotron Symbol
Allianz CCM Capital Appreciation Fund	018918169	PCARX
Allianz CCM Mid-Cap Fund	018918565	PMCRX
Allianz NACM Global Fund	018919225	NGBRX
Allianz NACM International Fund	018920785	ANIRX
Allianz NFJ Dividend Value Fund	018918284	PNERX
Allianz NFJ Large-Cap Value Fund	018920777	ANLRX
Allianz NFJ Small-Cap Value Fund (CLOSED)	018918755	PNVRX
Allianz PEA Equity Premium Strategy Fund	018918425	PGIRX
Allianz PEA Growth Fund	018918359	PPGRX
Allianz OCC Value Fund	018918888	PPVRX
Allianz OCC Renaissance Fund	018918680	PRNRX
Allianz RCM Mid-Cap Fund	018919746	PRMRX
Allianz RCM Large-Cap Growth Fund	018919811	PLCRX
PIMCO FUNDS	Cusip Number	Quotron Symbol
PIMCO All Asset Fund	72201F789	PATRX
PIMCO StocksPLUS Fund	72200Q729	PSPRX
PIMCO Real Return Fund	72200Q760	PRRRX
PIMCO High Yield Fund	72200Q794	PHYRX
PIMCO Foreign Bond Fund (U.S. Dollar Hedged)	72200Q828	PFRRX
PIMCO Total Return Fund	72200Q851	PTRRX
PIMCO Low Duration Fund	72200Q869	PLDRX
PIMCO Short-Term Fund	72200Q877	PTSRX

AMENDMENT TO PARTICIPATION AGREEMENT (A and R SHARES) DATED APRIL 25, 2002
AND NEW PARTICIPATION AGREEMENT (A SHARES)

THIS AMENDMENT AND AGREEMENT made this 18th of May 2011 (the “Effective Date”), by and among Allianz Global Investors Fund Management LLC (“AGIFM”), Pacific Investment Management Company LLC (“PIMCO”) and Security Benefit Life Insurance Company (“Intermediary”).

WHEREAS, AGIFM has served as a sub-administrator for PIMCO Funds and PIMCO Equity Series (each a “PIMCO Trust”) pursuant to arrangements with PIMCO in its capacity as administrator to the PIMCO Trusts, and has also served as administrator to Allianz Funds and Allianz Funds Multi-Strategy Trust (each an “Allianz Trust” and, together with the PIMCO Trusts, the “Existing Trusts”) pursuant to administration agreements with each Allianz Trust;

WHEREAS, in its capacity as sub-administrator and administrator, AGIFM has performed or procured the performance of various administrative, shareholder servicing, recordkeeping, sub-transfer agency and/or other services for the Existing Trusts and their individual series (each a “Fund”) and classes of Shares (each a “Class”) and particular shareholders thereof;

WHEREAS, Intermediary has provided administrative, shareholder servicing, recordkeeping, sub-transfer agency and/or other services for some or all of the Existing Trusts and their Funds and Classes of Shares and particular shareholders pursuant to a Participation Agreement (A and R Shares) between AGIFM (or its predecessor) and Intermediary dated April 25, 2002 as amended (or amended and restated) through the date hereof (the “AGIFM Intermediary Agreement”);

WHEREAS, as of November 30, 2010, AGIFM ceased to serve as a sub-administrator for the PIMCO Trusts;

WHEREAS, AGIFM, PIMCO and Intermediary wish to enter into this Amendment and Agreement for the purposes of (i) amending the AGIFM Intermediary Agreement to eliminate the PIMCO Trusts from coverage under such Agreements and (ii) establishing and entering into new a new Participation Agreement (A Shares) (the “PIMCO Intermediary Agreement”) between PIMCO and Intermediary upon the same terms and conditions (except as provided herein) specified in the AGIFM Intermediary Agreement, except that the PIMCO Intermediary Agreement will initially cover only the PIMCO Trust(s) currently covered under the AGIFM Intermediary Agreement, and PIMCO will be party to the PIMCO Intermediary Agreement in place of AGIFM.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, AGIFM, PIMCO and Intermediary hereby agree as follows:

1. Amendments to the AGIFM Intermediary Agreement

A.
With effect as of the Effective Date, the AGIFM Intermediary Agreement is hereby amended to eliminate and remove all PIMCO Trusts from coverage thereunder, such that Intermediary will no longer provide, under the AGIFM Intermediary Agreement, administrative, shareholder servicing, recordkeeping, sub-transfer agency and/or other services to the PIMCO Trusts or their Funds or Classes of Shares or to particular shareholders thereof specified in the AGIFM Intermediary Agreement. Accordingly, as of the Effective Date, the definition of “Trust” as used in the AGIFM Intermediary Agreement is hereby amended to exclude all PIMCO Trusts, and the definition of “Fund” thereunder is hereby amended to exclude any series of a PIMCO Trust. By their signatures below, AGIFM and Intermediary hereby waive their respective rights to any advance notice, delivery or other requirements for amendments that are called for under the AGIFM Intermediary Agreement (to the extent not accomplished by the execution and delivery of this Amendment and Agreement).

B.
Notwithstanding the amendments described in Section I.A., AGIFM and Intermediary shall continue to be responsible under each AGIFM Intermediary Agreement for making or causing to be made any payments or reimbursements of fees, charges and expenses (including, without limitation, administrative fees, distribution and/or servicing fees, and sub-transfer agency and other related fees) to the other party or to a third-party with respect to a PIMCO Trust and its Funds and Classes of Shares and related transactions where such fees, charges or expenses accrued and are payable with respect to periods ending prior to the Effective Date, provided, however, that if the Effective Date is after the Effective Date of Termination of AGIFM as Sub-Administrator of PIMCO Trusts, Intermediary agrees that any such payments owed by AGIFM with respect to a PIMCO Trust may be made instead by PIMCO in satisfaction of AGIFM’s obligations under the AGIFM Intermediary Agreement. It is understood and agreed that any liability, indemnification or related obligations of AGIFM or Intermediary for breach of contract or otherwise arising under the AGIFM Intermediary Agreement with respect to alleged actions or omissions that occurred prior to the Effective Date shall continue to be the responsibility of AGIFM or Intermediary, as applicable. It is further understood and agreed that any liability, indemnification or related obligations of PIMCO or Intermediary for breach of contract or otherwise arising under the PIMCO Intermediary Agreement with respect to alleged actions or omissions that occur on or after the Effective Date shall be the sole responsibility of PIMCO or Intermediary, as applicable, and not AGIFM.

C.
It is understood and agreed that the AGIFM Intermediary Agreement shall remain in full force and effect with respect to the Allianz Trusts and their Funds and Classes of Shares for all purposes in accordance with its terms, as amended as provided in Section I.A, on and after the Effective Date.

II.	Entry into a PIMCO Intermediary Agreement

A.
With respect to the AGIFM Intermediary Agreement, each of PIMCO and Intermediary by their signatures below hereby enter into a separate PIMCO Intermediary Agreement, the terms and conditions of which shall be the terms and conditions of the AGIFM Intermediary Agreement to the extent specified in and subject to the remainder of this Section II. and as otherwise provided in this Amendment and Agreement. For these purposes, with respect to the PIMCO Intermediary Agreement established hereunder, the AGIFM Intermediary Agreement is hereby incorporated by reference into and made a part of this Amendment and Agreement. The PIMCO Intermediary Agreement shall be effective as of the Effective Date and shall apply to cover each PIMCO Trust covered under the AGIFM Intermediary Agreement.

B.	With respect to the PIMCO Intermediary Agreement:

1.
On and after the Effective Date, except as specifically provided herein (including in Section 11.B.2 as to the Trusts, Funds and Classes of Shares and shareholders covered under the PIMCO Intermediary Agreement) or the context clearly indicates otherwise, each of PIMCO and Intermediary hereby agrees to, and agrees to be bound by, all terms and conditions specified in the AGIFM Intermediary Agreement assuming PIMCO is substituted for AGIFM as a party thereto, as such terms and conditions are used and applied in the PIMCO Intermediary Agreement, such that PIMCO shall under the PIMCO Intermediary Agreement be and have and/or be entitled to the responsibilities, duties, obligations, rights and benefits of the “Administrator,” “we” or other defined term used to define and refer to AGIFM under the AGIFM Intermediary Agreement; and Intermediary shall under the PIMCO Intermediary Agreement have and/or be entitled to the responsibilities, duties, obligations, rights and benefits it has under the AGIFM Intermediary Agreement, but solely with PIMCO as the counterparty (in place of AGIFM) under the PIMCO Intermediary Agreement.

2.
On and after the Effective Date, the PIMCO Intermediary Agreement shall cover and apply to each PIMCO Trust and each Fund and Class of Shares of such PIMCO Trust and particular shareholders thereof currently covered under the AGIFM Intermediary Agreement and shall not, by way of clarification, cover or apply to any Allianz Trust (or Fund or Class of Shares of any Allianz Trust) covered under the AGIFM Intermediary Agreement. Accordingly, the definition of “Trust” as used in the PIMCO Intermediary Agreement includes any PIMCO Trust included within such definition under the AGIFM Intermediary Agreement, and the definition of “Fund” thereunder includes any series of such PIMCO Trust(s). The parties understand and agree that Trusts, Funds and Classes of Shares for which PIMCO serves as administrator may thereafter be added to or removed from coverage under the PIMCO Intermediary Agreement in accordance with its terms.

3.	Without limiting the generality of the foregoing, under the PIMCO Intermediary Agreement, each of PIMCO and Intermediary hereby:

a.
makes and agrees to all of the representations, warranties, covenants and undertakings made or agreed to by AGIFM or Intermediary, as applicable, under the AGIFM Intermediary Agreement (assuming PIMCO is a party thereto in place of AGIFM) and represents and warrants that the same are or will be true and binding as of the Effective Date and will continue in full force and effect thereafter until further notice from one party to the other, as applicable;

b.
agrees to be responsible for and make or cause to be made, on and after the Effective Date, all payments and reimbursements of fees, charges and expenses (including, without limitation, administrative fees, distribution and/or servicing fees, and sub-transfer agency and other related fees) to the other party or to a third-party with respect to a PIMCO Trust and its Funds and Classes of Shares and particular shareholders covered by the PIMCO Intermediary Agreement where such fees, charges or expenses accrue and become payable on and after the Effective Date; and

c.
agrees to observe and be bound in all respects by the standard of care, liability, breach, indemnification, governing law, and related provisions applicable to AGIFM or Intermediary, as applicable, under the AGIFM Intermediary Agreement (assuming PIMCO is a party thereto in place of

AGIFM) but not, by way of clarification, with respect to alleged actions or omissions of AGIFM or Intermediary that occurred under the AGIFM Intermediary Agreement (which shall continue to be governed by the AGIFM Intermediary Agreement and apply to AGIFM or Intermediary, as applicable).

C.
Any notice to be provided to PIMCO under the PIMCO Intermediary Agreement shall be provided to the address as shown below, and the applicable notice provisions of the AGIFM Intermediary Agreement as incorporated into the PIMCO Intermediary Agreement are hereby revised accordingly:

Pacific Investment Management Company LLC 1345 Avenue of the Americas
New York, NY 10105
Attention: Joshua Ratner
Telephone: (212) 739-3064
Facsimile: (949) 720-8670
E-mail: IntermediaryAgtReviewTeam@pimco.com

D.
The parties understand and agree that the purpose and intent of this Section II. and other applicable provisions of this Amendment and Agreement are to establish a new PIMCO Intermediary Agreement corresponding to the AGIFM Intermediary Agreement pursuant to which PIMCO will, on and after the Effective Date, assume the roles and responsibilities of AGIFM with respect to the PIMCO Trusts and their Funds and Classes of Shares and particular shareholders upon (except as expressly provided herein) the same terms and conditions as those that apply to AGIFM and Intermediary under the current AGIFM Intermediary Agreement, and agree to interpret and resolve any ambiguities or inconsistencies arising from differences in language, terminology, definitions or other features among the various AGIFM Intermediary Agreements, as they are to be applied and interpreted as incorporated in the new PIMCO Intermediary Agreements, to be consistent with such purpose and intent.

E.
PIMCO and Intermediary understand and agree that the PIMCO Intermediary Agreement established hereby, although so established pursuant to this single instrument, shall be treated for all purposes as a separate agreement from all other PIMCO Intermediary Agreements, and the rights and responsibilities of each party under the PIMCO Intermediary Agreement shall be several and not combined with or dependent or conditioned upon the rights and responsibilities of the parties under any other PIMCO Intermediary Agreement.

F.
The parties agree that if the AGIFM Intermediary Agreement specifies that any duties or functions are to be performed thereunder with respect to a PIMCO Trust by Allianz Global Investors Distributors LLC or its predecessors, such duties and functions shall be performed by PIMCO Investments LLC or its delegates under the corresponding PIMCO Intermediary Agreement once PIMCO Investments LLC commences being principal underwriter to such PIMCO Trust, and the applicable terms of the AGIFM Intermediary Agreement, as incorporated into such PIMCO Intermediary Agreement, are hereby revised accordingly.

III.	Certain Definitions

For purposes of this Amendment and Agreement, in addition to the capitalized terms defined in the preamble or body hereof, the following capitalized terms shall have the following meanings:

A.	The term “Shares” means the interests of shareholders corresponding to the securities of record issued by Funds of an Existing Trust.

IV.	Other

A.
This Amendment and Agreement may not be assigned or amended by any party without the consent of the other parties. For the avoidance of doubt, the particular assignment, amendment, termination and related terms and conditions of the AGIFM Intermediary Agreement, and the new PIMCO Intermediary Agreement established pursuant to this Amendment and Agreement, shall govern any future assignment, amendment or termination of each such Agreement.

B.
Any notice to be provided to Intermediary under the PIMCO Intermediary Agreement, the AGIFM Intermediary Agreement or any other agreement entered into between Intermediary and AGIFM or its affiliates shall be provided to the address identified on the signature page to this Agreement, and the applicable notice provisions of these agreements are hereby revised accordingly .

C.
If and to the extent that (i) AGIFM comes into possession of non-public shareholder or other information relating to a PIMCO Trust after the Effective Date or (ii) PIMCO comes into possession of non-public shareholder or other information relating to the Allianz Trusts (for instance, through the receipt of joint or common account statements), each of AGIFM and PIMCO, as applicable, agrees to take reasonable actions to protect and maintain the confidentiality of such information and to not disclose such information to third parties, except to the extent required by applicable law or by regulatory authorities having jurisdiction.

D.
If and to the extent that this Amendment and Agreement is deemed to constitute an assignment, novation or termination of the AGIFM Intermediary Agreement, the parties by their signatures below hereby consent, as applicable, to any such assignment, novation or termination, waive their respective rights to any advance notice or other requirements for the same that are called for under the AGIFM Intermediary Agreement (to the extent not accomplished by the execution and delivery of this Amendment and Agreement), and agree that the AGIFM Intermediary Agreement, following any such assignment, novation or termination, and the PIMCO Intermediary Agreement, upon its effectiveness as specified herein, is a newly effective and binding agreement among the parties thereto.

E.
Without limiting the scope of any privacy-related or similar agreement or term in the AGIFM Intermediary Agreement, each party to the AGIFM Intermediary Agreement and each party to the PIMCO Intermediary Agreement established hereby agrees to comply with all applicable laws and regulations related to the collection, storage, handling, processing and transfer of non-public personal information (“Applicable Laws”), including without limitation the Massachusetts Standards for the Protection of Personal Information, 201 CMR 17.00, et. seq., and to implement and maintain appropriate security measures to protect the confidentiality, security and integrity of non-public personal information in the manner provided for under and to the extent required by all such Applicable Laws (as applicable to PIMCO on and after the Effective Date).

V.	Counterparts

This Amendment and Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, the undersigned has caused this Amendment and Agreement to be executed as of the date first above written.

ALLIANZ GLOBAL INVESTORS MANAGEMENT LLC

BRIAN S. SHLISSEL
By: Brian S. Shlissel
Title: Managing Director

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

DOUGLAS J. ONGARO
By: Douglas J. Ongaro
Title: Senior Vice President

SECURITY BENEFIT LIFE INSURANCE COMPANY

DOUGLAS G. WOLFF
By: Douglas G. Wolff
Title: SVP

Address and Related Information for Notices to Intermediary:
[To be completed by Intermediary]

Address:      One Security Benefit Place
Topeka, KS 66636-0001